Exhibit 99.1

Genpact Reports Results for the Second Quarter of 2012

Announces Special Dividend of $2.24 Per Share

Second Quarter Revenues of $467.6 Million, Up 18%

Adjusted Income from Operations of $77.8 Million, Up 19%

Net Income of $61.1 Million, Up 57%

NEW YORK, August 1, 2012 — Genpact Limited (NYSE: G), a global leader in business process management and technology services, today announced financial results for the second quarter ended June 30, 2012. Genpact also announced that it expects to pay a special cash dividend to all shareholders of $2.24 per common share, or approximately $500 million in total.

Key Financial Results – Second Quarter 2012

•

Revenues were $467.6 million, up 17.6% from $397.6 million in the second quarter of 2011, primarily driven by growth in revenues from Global Clients. Business process management and technology services revenues from Global Clients were up 19.8% and 38.4% respectively.

•

Net income attributable to Genpact Limited shareholders was $61.1 million, up 56.6% from $39.0 million in the second quarter of 2011; net income margin for the second quarter of 2012 was 13.1%, up from 9.8% in the second quarter of 2011.

•	Diluted earnings per common share were $0.27, up 55.4% from $0.17 in the second quarter of 2011.

•	Adjusted income from operations was $77.8 million, up 19.2% from $65.3 million in the second quarter of 2011.

•	Adjusted income from operations margin was 16.6%, up from 16.4% in the second quarter of 2011.

•	Adjusted diluted earnings per share were $0.32, up 46.0% from $0.22 in the second quarter of 2011.

N.V. “Tiger” Tyagarajan, Genpact’s president and CEO said, “Genpact had another great quarter, with strong growth in revenues, adjusted operating income, net income and EPS. In addition to the 17.6% year-over-year revenue growth, our revenues grew 7.4% sequentially. Revenue growth was broad based across all our geographies, including Europe, and all major service lines including finance and accounting. We established 35 new client relationships this quarter across all major industry groups, up from 26 in the second quarter of 2011. Our results continue the momentum we have had since the beginning of 2011.”

Revenues from Global Clients grew 24.0% over the second quarter of 2011. Revenues from Global Clients now represent approximately 73.0% of Genpact’s total revenues, with the remaining 27.0% of revenues, or $126.2 million, coming from GE. GE revenues increased 3.2% from the second quarter of 2011, adjusted for dispositions by GE.

As of June 30, 2012, 62 client relationships each contributed revenues of $5 million or more in the preceding twelve months, up from 56 such relationships as of June 30, 2011. As of June 30, 2012, ten client relationships each contributed revenues of $25 million or more in the preceding twelve months, up from eight such client relationships as of June 30, 2011.

Approximately 76.0% of Genpact’s revenues for the quarter came from business process management services, compared to 78.1% for the second quarter of 2011. Revenues from IT services were approximately 24.0% of total revenues for the second quarter of 2012, up from 21.9% for the second quarter of 2011.

Genpact generated $127.2 million of cash from operations in the second quarter of 2012, up from $60.9 million in the second quarter of 2011. Genpact had approximately $441.6 million in cash and cash equivalents and short term deposits as of June 30, 2012.

Year-to-Date Results

•	Revenues were $903.1 million, up 24.0% from $728.2 million for the six months ended June 30, 2011.

•

Net income attributable to Genpact Limited shareholders was $99.6 million, up 32.6% from $75.1 million for the six months ended June 30, 2011; net income margin was 11.0%, up from 10.3% for the six months ended June 30, 2011.

•	Diluted earnings per common share were $0.44, up 31.6% from $0.33 for the six months ended June 30, 2011.

•	Adjusted income from operations was $149.4 million, up 28.2% from $116.5 million for the six months ended June 30, 2011.

•	Adjusted income from operations margin was 16.5%, up from 16.0% for the six months ended June 30, 2011.

•	Adjusted diluted earnings per share were $0.53, up 32.1% from $0.40 for the six months ended June 30, 2011.

Genpact’s employee attrition rate for the six months ended June 30, 2012 was 24%, measured from day one of employment, down from 29% for the same period in 2011. Annualized revenue per employee for the six months ended June 30, 2012, was $33,400, compared to $34,500 for the six months ended June 30, 2011.

Special Dividend Announced

Genpact expects to pay a special cash dividend to all shareholders of $2.24 per common share, or approximately $500 million in the aggregate. The dividend will be funded through a combination of balance sheet cash and incremental debt expected to be raised from institutional lenders. Genpact expects to establish and announce the record date, ex-dividend date and payment date for the special dividend during August and to pay the dividend by the end of the third quarter. Declaration and payment of the dividend is subject to the receipt of financing by Genpact on satisfactory terms.

Tyagarajan commented, “The management team regularly reviews our capital structure with the Board of Directors. We generate substantial operating and free cash flow, have approximately $442 million of cash on our balance sheet and, taking into account the financial flexibility needed to continue to pursue acquisitions and organic growth initiatives, we concluded that a special dividend, funded in part by additional, modest leverage, would enhance shareholder value.”

2012 Outlook

Tyagarajan continued, “We have delivered a terrific first half of the year, despite some softness around discretionary spending. In an uncertain macro-environment, we continue to expect full-year revenues to be in a range of $1.86 – $1.90 billion, and adjusted operating income margin in a range of 16% – 16.5%.”

Conference Call to Discuss Financial Results

Genpact management will host an hour-long conference call beginning at 8:00 a.m. ET on August 2, 2012 to discuss the company’s performance for the second quarter of fiscal 2012. To participate, callers can dial +1 800-299-8538 from within the U.S. or +1 617-786-2902 from any other country. Thereafter, callers will be prompted to enter the participant code, 79250959.

For those who cannot participate in the call, a replay and podcast will be available on Genpact’s website, www.genpact.com, after the end of the call. A transcript of the call will also be made available on Genpact’s website.

About Genpact

Genpact Limited (NYSE: G), a global leader in business process management and technology services, leverages the power of smarter processes, smarter analytics and smarter technology to help its clients drive intelligence across their enterprise. Genpact’s Smart Enterprise Processes (SEPSM) framework, its unique science of process combined with deep domain expertise in multiple industry verticals, leads to superior business outcomes. Genpact’s Smart Decision Services deliver valuable business insights to its clients through targeted analytics, reengineering expertise, and advanced risk management. Making technology more intelligent by embedding it with process and data insights, Genpact also offers a wide range of technology services. Driven by a passion for process innovation and operational excellence built on its Lean and Six Sigma DNA and the legacy of serving GE for more than 15 years, the company’s 58,500+ professionals around the globe deliver services to its more than 600 clients from a network of 70 delivery centers across 18 countries supporting more than 30 languages. For more information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to our ability to obtain the financing required to pay the special cash dividend and the terms of the financing, the likelihood and timing of the payment of the special cash dividend, a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Shishir Verma
+1 (646) 624-5912
shishir.verma@genpact.com

Media	US: Gail Marold
+1 (919) 345 3899
gail.marold@genpact.com Steve Lipin/Sarah Lubman +1 212-333-3810 Europe: Elvis Moyo elvis.moyo@uk.ogilvypr.com +44 (0)20 7309 1212 Asia: Cecily Liu cecily.liu@ogilvy.com +86 10 85206345

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2011	As of June 30, 2012
Assets
Current assets
Cash and cash equivalents	$408,020	$436,310
Accounts receivable, net	258,498	427,576
Accounts receivable from related party, net	143,921	190
Short term deposits	—	5,249
Deferred tax assets	46,949	55,458
Due from related party	10	—
Prepaid expenses and other current assets	127,721	159,934

Total current assets	$985,119	$1,084,717

Property, plant and equipment, net	180,504	180,521
Deferred tax assets	91,880	112,271
Investment in equity affiliates	220	356
Customer-related intangible assets, net	85,987	88,316
Marketing-related intangible assets, net	24,240	23,015
Other intangible assets, net	3,061	2,961
Goodwill	925,339	922,160
Other assets	107,037	112,766

Total assets	$2,403,387	$2,527,083

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2011	As of June 30, 2012
Liabilities and equity
Current liabilities
Short-term borrowings	$252,000	$251,000
Current portion of long-term debt	29,012	29,173
Current portion of capital lease obligations	1,005	1,415
Current portion of capital lease obligations payable to related party	762	—
Accounts payable	20,951	13,848
Income taxes payable	20,118	50,844
Deferred tax liabilities	35	194
Due to related party	464	—
Accrued expenses and other current liabilities	337,481	355,103

Total current liabilities	$661,828	$701,577
Long-term debt, less current portion	73,930	59,300
Capital lease obligations, less current portion	846	1,928
Capital lease obligations payable to related party, less current portion	855	—
Deferred tax liabilities	1,905	3,251
Due to related party	9,154	—
Other liabilities	219,186	304,233

Total liabilities	$967,704	$1,070,289

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 222,347,968 and 222,997,072 issued and outstanding as of December 31, 2011 and June 30, 2012, respectively	2,222	2,228
Additional paid-in capital	1,146,203	1,165,819
Retained earnings	605,386	705,026
Accumulated other comprehensive income (loss)	(320,753)	(419,458)

Genpact Limited shareholders’ equity	1,433,058	1,453,615
Noncontrolling interest	2,625	3,179

Total equity	1,435,683	1,456,794
Commitments and contingencies

Total liabilities and equity	$2,403,387	$2,527,083

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended June 30,		Six months ended June 30,
	2011	2012	2011	2012
Net revenues
Net revenues from services - related party	$122,783	$162	$235,744	$317
Net revenues from services - others	274,840	467,469	492,432	902,793

Total net revenues	397,623	467,631	728,176	903,110

Cost of revenue
Services	254,030	285,222	468,517	550,687

Total cost of revenue	254,030	285,222	468,517	550,687

Gross profit	$143,593	$182,409	$259,659	$352,423
Operating expenses:
Selling, general and administrative expenses	86,724	114,253	154,165	219,258
Amortization of acquired intangible assets	5,140	5,790	8,217	11,080
Other operating (income) expense, net	665	(801)	(291)	(1,513)

Income from operations	$51,064	$63,167	$97,568	$123,598
Foreign exchange (gains) losses, net	(1,130)	(21,977)	(2,697)	(18,306)
Other income (expense), net	3,026	(699)	6,124	(823)

Income before Equity-method investment activity, net and income tax expense	$55,220	$84,445	$106,389	$141,081
Equity-method investment activity, net	134	13	267	26

Income before income tax expense	$55,086	$84,432	$106,122	$141,055
Income tax expense	14,357	21,633	27,479	38,000

Net Income	$40,729	$62,799	$78,643	$103,055
Net income attributable to noncontrolling interest	1,720	1,699	3,514	3,415

Net income attributable to Genpact Limited shareholders	$39,009	$61,100	$75,129	$99,640

Net income available to Genpact Limited common shareholders	39,009	61,100	75,129	99,640
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.18	$0.27	$0.34	$0.45
Diluted	$0.17	$0.27	$0.33	$0.44

Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	221,297,842	223,182,251	221,153,301	222,996,243
Diluted	226,146,388	227,880,427	225,844,839	227,676,670

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six months ended June 30,
	2011	2012
Operating activities
Net income attributable to Genpact Limited shareholders	$75,129	$99,640
Net income attributable to noncontrolling interest	3,514	3,415

Net Income	$78,643	$103,055
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	29,005	28,145
Amortization of debt issue costs	554	1,307
Amortization of acquired intangible assets	8,300	11,118
Reserve for doubtful receivables	1,853	(151)
Reserve for mortgage loans	—	107
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(45)	(18,962)
Equity-method investment activity, net	267	26
Stock-based compensation expense	8,559	17,243
Deferred income taxes	(2,579)	(8,728)
Others, net	1,400	90
Change in operating assets and liabilities:
Increase in accounts receivable	(24,647)	(16,791)
Increase in other assets	(33,122)	(36,308)
Decrease in accounts payable	(2,374)	(5,076)
Decrease in accrued expenses and other current liabilities	(13,506)	(1,321)
Increase in income taxes payable	24,092	30,611
Increase in other liabilities	5,632	27,707

Net cash provided by operating activities	$82,032	$132,072
Investing activities
Purchase of property, plant and equipment	(12,106)	(41,602)
Proceeds from sale of property, plant and equipment	479	283
Investment in affiliates	—	(205)
Purchase of short term investments	(129,458)	—
Proceeds from sale of short term investments	206,443	—
Short term deposits placed	—	(26,493)
Redemption of short term deposits	—	20,410
Payment for business acquisitions, net of cash acquired	(561,075)	(36,927)

Net cash provided by (used for) investing activities	$(495,717)	$(84,534)
Financing activities
Repayment of capital lease obligations	(1,500)	(1,162)
Proceeds from long-term debt	120,000	—
Repayment of long-term debt	(25,000)	(15,000)
Short-term borrowings, net	252,000	(1,000)
Proceeds from issuance of common shares under stock based compensation plans	5,989	3,788
Payment for net settlement of stock based awards	—	(1,409)
Direct cost incurred in relation to Debt	(8,315)	—
Distribution to noncontrolling interest	(3,196)	(2,762)

Net cash provided by (used for) financing activities	$339,978	$(17,545)
Effect of exchange rate changes	6,075	(1,703)
Net increase (decrease) in cash and cash equivalents	(73,707)	29,993
Cash and cash equivalents at the beginning of the period	404,034	408,020

Cash and cash equivalents at the end of the period	$336,402	$436,310

Supplementary information
Cash paid during the period for interest	$1,509	$4,212
Cash paid during the period for income taxes	$23,498	$40,266
Property, plant and equipment acquired under capital lease obligation	$758	$1,178

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP adjusted income from operations, adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income, and adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

For its internal management reporting and budgeting purposes, Genpact’s management uses financial statements that do not include stock-based compensation expense, amortization of acquired intangibles at formation in 2004, significant acquisition related expenses and amortization of acquired intangibles on such acquisitions and expenses related to change of shareholding and capital restructuring, for financial and operational decision-making, to evaluate period-to-period comparisons or for making comparisons of Genpact’s operating results to that of its competitors. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation”, Genpact’s management believes that providing financial statements that do not include stock-based compensation allows investors to make additional comparisons between Genpact’s operating results to those of other companies. In addition, Genpact’s management believes that providing non-GAAP financial measures that exclude amortization of acquired intangibles, significant acquisition related expenses and amortization of acquired intangibles on such acquisitions and expenses related to change of shareholding and capital restructuring, allows investors to make additional comparisons between Genpact’s operating results to those of other companies. The Company also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions, significant acquisition related expenses and expenses related to change of shareholding and capital restructuring, if any. Accordingly, Genpact believes that the presentation of non-GAAP adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using non-GAAP adjusted income from operations and adjusted net income versus income from operations and net income attributable to shareholders of Genpact Limited calculated in accordance with GAAP is that non-GAAP adjusted income from operations and adjusted net income excludes costs, namely, stock-based compensation, that are recurring. Stock-based compensation has been and will continue to be a significant recurring expense in Genpact’s business for the foreseeable future. Management compensates for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP adjusted income from operations and adjusted net income and evaluating such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three and six months ended June 30, 2011 and 2012:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2011	2012	2011	2012
Income from operations as per GAAP	$51,064	$63,167	$97,568	$123,598
Add: Amortization of acquired intangible assets resulting from Formation Accounting	2,434	1,755	4,948	3,632
Add: Amortization of acquired intangible assets relating to significant acquisitions	2,049	2,627	2,049	5,254
Add: Stock based compensation	5,494	9,980	8,559	17,243
Add: Significant acquisition related expenses	4,739	—	5,619	—
Add: Consultancy and legal fees relating to change of shareholding and capital restructuring	—	1,687	—	2,487
Add: Other income	1,355	322	1,560	632
Less: Equity-method investment activity, net	(134)	(13)	(267)	(26)
Less: Net income attributable to noncontrolling interest	(1,720)	(1,699)	(3,514)	(3,415)

Adjusted income from operations	$65,281	$77,826	$116,522	$149,405

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2011	2012	2011	2012
Net income as per GAAP	$39,009	$61,100	$75,129	$99,640
Add: Amortization of acquired intangible assets resulting from Formation Accounting	2,434	1,755	4,948	3,632
Add: Amortization of acquired intangible assets relating to significant acquisitions	2,049	2,627	2,049	5,254
Add: Stock based compensation	5,494	9,980	8,559	17,243
Add: Significant acquisition related expenses	4,739	—	5,619	—
Add: Consultancy and legal fees relating to change of shareholding and capital restructuring	—	1,687	—	2,487
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(602)	(366)	(1,298)	(833)
Less: Tax impact on amortization of acquired intangibles resulting from significant acquisitions	(695)	(902)	(695)	(1,786)
Less: Tax impact on stock based compensation	(1,779)	(3,059)	(2,474)	(5,033)
Less: Tax impact on significant acquisition related expenses	(1,269)	—	(1,394)	—
Less: Tax impact on consultancy and legal fees relating to change of shareholding and capital restructuring	—	(182)	—	(182)

Adjusted net income	$49,380	$72,640	$90,444	$120,422

Adjusted diluted earnings per share	$0.22	$0.32	$0.40	$0.53

Consultancy and legal fees relating to change of shareholding and capital restructuring amounting to $800 were omitted to be considered for the purposes of computing the adjusted income from operations and adjusted net income in the first quarter of 2012. Adjusted income from operations and adjusted net income for the first quarter of 2012 should have been $71,579 and $47,782, respectively, after considering the above expenses. Adjusted diluted earnings per share for the first quarter of 2012 remain the same at $0.21.